UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 27, 2004

ISONICS CORPORATION

(Name of small business issuer as specified in its charter)

California	001-12531	77-0338561
State of Incorporation	Commission File Number	IRS Employer Identification No.

5906 McIntyre Street, Golden, Colorado 80403
Address of principal executive offices

303-279-7900
Telephone number, including Area code

Not applicable
Former name or former address if changed since last report

Item 5 – Other Events

On April 27, 2004, we held our annual meeting of shareholders in Golden, Colorado.  A single proposal for the election of all five members of our board of directors was submitted to a shareholder vote.  The names of the directors elected to serve until the next annual meeting of shareholders and until their successors have been elected and qualified, and the number of votes cast for and against were as follows:

Name of Director	Shares FOR	Shares WITHHELD
James E. Alexander	11,247,568	643,391
Boris Rubizhevsky	11,245,438	645,521
Lindsay A. Gardner	11,269,665	621,294
Richard Parker	11,252,168	638,791
Russell Weiss	11,253,665	637,294

Abstentions and broker non-votes were not counted for the purposes of determining the outcome of the vote on the election of directors.

At the meeting, we also highlighted for attending shareholders the discussion set forth in a press release we issued on April 26, 2004, describing our strategic initiatives for our 2005 fiscal year.  A copy of that press release is attached hereto as an exhibit.

Item 7.           Financial Statements, Pro-Forma Financial Information and Exhibits

(c)                                               Exhibits

Exhibit Number	Description

99.1	Press Release dated April 26, 2004;

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 27th day of April 2004.

Isonics Corporation

By:	/s/ James E. Alexander
James E. Alexander
President and Chief Executive Officer